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                                                                    EXHIBIT 10.1

                     SECURED FULL RECOURSE PROMISSORY NOTE

$5,875,000                                                         July 12, 2001
                                                            San Jose, California

     FOR VALUE RECEIVED, the undersigned KENNETH E. WESTRICK (the "Employee") and KIRSTEN V. WESTRICK (jointly and severally, the "Borrowers"), promise to pay to NEW FOCUS, INC., a Delaware corporation ("Lender"), at 5212 Hellyer Avenue, San Jose, California 95138 (or at such other place as Lender may from time to time designate by written notice to Borrower), in lawful money of the United States, the principal sum of Five Million Eight Hundred Seventy-Five Thousand Dollars ($5,875,000) plus interest, on the following terms:

     1.   PAYMENT:

          Upon the occurrence of a Maturity Event (as defined herein), the entire principal amount of Five Million Eight Hundred Seventy-Five Thousand Dollars ($5,875,000) and all allowed interest shall be immediately due and payable in lawful money of the United States.

     2. SECURITY: This Note is secured by a deed of trust of even date herewith made by Borrowers, as trustors, to First American Title Insurance Company, as trustee for Lender, as beneficiary (the "Deed of Trust"), encumbering certain real property located in [*], [*] described on Exhibit A attached hereto (the "Property").

     3. MATURITY EVENT: Upon the occurrence of a Maturity Event (as hereinafter defined), the entire principal amount of this Note and any other sums due hereunder, shall become immediately due and payable without further demand or notice to Borrowers. To the extent

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[*]  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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permitted by law, any of the following events shall be a "Maturity Event" under this Note and the Deed of Trust:

               (a) One Hundred Eighty (180) days after the date of termination or cessation of Employee's employment with Lender for any reason; provided, however, that if Employee's employment is terminated by Lender prior to December 31, 2001, the date of the Maturity Event shall be June 30, 2002.

               (b) There shall occur any default in the performance of any obligation of Borrowers contained in the Deed of Trust, any other deed of trust or mortgage encumbering the Property or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrowers for the purpose of securing this Note.

               (c) Borrowers, without the prior written consent of Lender, sell, convey, encumber, grant any lien upon or otherwise alienate the Property, or any part thereof, or any interest therein, or are divested of their title or any interest therein in any manner or way, whether voluntarily or involuntarily.

               (d) Either of the Borrowers (i) admits in writing his or her inability to pay debts, (ii) makes an assignment for the benefit of creditors,
(iii) files a voluntary petition in bankruptcy, effects a plan or other arrangement with creditors, liquidates assets under arrangement with creditors, or liquidates his or her assets under court supervision, (iv) has an involuntary petition in bankruptcy filed against him or her that is not discharged within sixty (60) days after such petition is filed, or


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(v) applies for or permits the appointment of a receiver or trustee or custodian for any of his or her property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

          (e)  July 11, 2004.

          (f) Borrowers breach any representation or warranty contained herein or in the Deed of Trust, or any statement or instrument executed in connection with this Note proves to have been false or misleading.

          (g) Borrowers fail to execute, acknowledge and deliver the Deed of Trust concurrently with this Note.

          (h)  One Hundred Eighty (180) days after Employee's death.

     4. INTEREST: Interest on the outstanding principal balance of this Note shall accrue at the rate of Eight percent (8%) per annum for the first ninety
(90) days after the date of this Note and, unless Borrowers and Lender otherwise agree in writing, Nine and 99/100 percent (9.99%) per annum thereafter. Upon the failure of Borrowers to pay the outstanding principal balance after a Maturity Event, interest on the outstanding principal balance shall thereafter accrue at the rate of twelve percent (12%) per annum, or if lower, the highest rate permitted by applicable law. Interest shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months, and shall compound annually.


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        5. BORROWER'S REPRESENTATIONS: Borrowers hereby make the following representations and warranties to Lender and acknowledges that Lender is relying on such representations in making the loan:

               (a) Borrowers have good and marketable title to the Property.

               (b) The consent of no other person or entity is required to grant the security interest in the Property to Lender evidenced by the Deed of Trust.

               (c) To Borrower's knowledge, there are no material actions, proceedings, claims or disputes pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or the Property other than putative securities class actions filed against Lender and several of its officers and directors, including Employee, and a shareholder derivative action filed purportedly on behalf of Lender against several of its officers and directors, including Employee.

        6. BORROWER'S ADDITIONAL OBLIGATIONS: Borrowers shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid lien on the Property, subject only to the First Deed of Trust (defined below). If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property, or that the consent of another person or entity is required to grant to and perfect in Lender a valid second-priority lien on the Property, Borrowers shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of Borrowers to comply with the provisions of this Paragraph 6 shall be deemed a default under this Note and the Deed of Trust.


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     7.   DUE ON SALE: The Deed of Trust provides, among other things, as follows:

     If the trustor shall sell, convey or otherwise alienate said property, or any part thereof, or any interest therein, or shall be divested of the trustor's title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, in beneficiary's sole and absolute discretion, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable.

     8. FIRST DEED OF TRUST: As used herein, "First Deed of Trust" shall mean the deed of trust constituting a first-priority lien against the Property, by Borrowers to Comerica Bank - California, as trustee, for the benefit of Comerica Bank - California, as beneficiary, securing a loan in a principal amount not in excess of Six Million Five Hundred Thousand Dollars ($6,500,000).

     9. ATTORNEYS' FEES: In the event of Borrowers' default hereunder, Borrowers shall pay all costs of collection, including reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

     10. WAIVER: The waiver by Lender of any breach of or default under any term, covenant or condition contained herein or in any other agreement referred to above shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

     11. NO USURY: Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrowers and Lender is to comply at all times with all usury


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and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrowers), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     12. PREPAYMENT: Borrowers may prepay all or any portion of this Note at any time prior to the stated maturity date, with no premium or penalty.

     13. NOTICE: This Note is subject to Sections 2924(i) and 2966 of the California Civil Code which provides that the holder of this Note shall give written notice to Borrowers or their successors-in-interest, of prescribed information (as set forth in said Civil Code Sections) at least ninety (90) days and not more than one hundred and fifty (150) days before any Balloon Payment is due.

     14. GENERAL PROVISIONS: This Note shall be governed by and construed in accordance with the laws of the State of California. The maker of this Note hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note,


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and consents that Lender may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not otherwise alter nor diminish the liability of any person. Borrowers hereby waive the defense of the statute of limitations in any action on this Note to the extent permitted by law.

     15.  BORROWERS' ACKNOWLEDGEMENTS:

          (a) Borrowers understand and acknowledge that this Note does not modify Employee's at-will status at Lender and does not constitute an employment agreement or a promise by Lender to continue Employee's employment. Either Lender or Employee may terminate such employment relationship at any time, with or without cause.

          (b) Borrowers hereby acknowledge that Lender has made no representation or warranty to Borrowers concerning the income tax consequences of the loan to Borrowers and Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

     16. THIS NOTE, THE DEED OF TRUST, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTEREST DESCRIBED HEREIN AND THEREIN. BORROWERS ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF

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THEIR OWN CHOICE OR THAT THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL;
(c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE, THE DEED OF TRUST AND ALL RELATED DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED BY THIS NOTE.


                                         AS BORROWERS:


                                         /s/ KENNETH E. WESTRICK
                                         --------------------------
                                         Kenneth E. Westrick


                                         /s/ KIRSTEN V. WESTRICK
                                         --------------------------
                                         Kirsten V. Westrick



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                                   EXHIBIT A

                                  [*] PROPERTY

That certain real property located at    [*]     as more particularly described
in the Deed of Trust










[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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